CONSULTING AGREEMENT
THIS CONSULTING AGREEMENT (this “Agreement”) is dated as of June 6, 2023, and is entered into by and between GoDaddy Inc. a Delaware corporation (the “Company”), and Chuck J. Robel (the “Consultant”).
WHEREAS, the Consultant has served as a member of the board of directors of the Company (the “Board”); and
WHEREAS, the Company recognizes that it is useful and in the best interests of the Company to have the benefit of the Consultant’s services, and Consultant desires to continue providing services as a consultant to the Company after his services on the Board end, as set forth in this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:
1.Engagement; Consulting Term. The Company hereby retains the Consultant as an independent contractor to provide the Consulting Services (as defined below) upon the terms and conditions contained herein. This Agreement shall commence with an effective start date of on or around June 6, 2023 (the “Start Date”), and shall remain in effect until January 30, 2025, unless terminated earlier pursuant to Paragraph 9 of this Agreement (such period, the “Consulting Term”).
2.Services. The Consultant will provide strategic and advisory services as requested from time to time by the Company (the “Consulting Services”). Subject to the terms hereof, the Company shall determine in its sole discretion whether and to what extent it utilizes the Consulting Services.
3.Confidentiality. The Consultant agrees that the Consultant shall not, directly or indirectly, use, make available, sell, disclose or otherwise communicate to any person, other than in the course of the Consultant’s performance of the Consulting Services, either during the Consulting Term or at any time thereafter, any business and technical information or trade secrets, nonpublic, proprietary or confidential information, knowledge or data relating to the Company which shall have been obtained by the Consultant during the Consulting Term or any other period during which the Consultant provided services to the Company. The foregoing shall not apply to information that (i) was known to the public prior to its disclosure to the Consultant, (ii) becomes generally known to the public subsequent to disclosure to the Consultant through no wrongful act of the Consultant, or (iii) the Consultant is required to disclose by applicable law, regulation or legal process; provided that the Consultant provides the Company with prior notice of the contemplated disclosure and cooperates with the Company at its expense in seeking a protective order or other appropriate protection of such information.
4.Independent Contractor. The Consultant’s relationship to the Company in the performance of this Agreement is that of an independent contractor and not as an agent, employee, or representative of the Company. Although the Company may specify the results to be achieved by the Consultant and may control and direct him in that regard, the Company shall not control or direct the Consultant as to the details or means by which such results are accomplished. As an independent contractor, not an employee of the Company, the Consultant shall not receive employee benefits or other benefits or conditions of employment available to employees of the Company. The Consultant shall be solely responsible for the payment of any federal, state or local income or payroll taxes owed by the Consultant during the term of this Agreement.

5.Compensation and Benefits. Consultant shall not be entitled to any cash consulting fee in connection with the Consulting Services. As of the date on which Consultant ceases to be a member of the Board, the Consultant will cease to be eligible for medical or other health and welfare benefits under the Company’s benefit plans, except for group health coverage continuation in accordance with COBRA to the extent applicable. However, the Company will reimburse the Consultant for the cost of COBRA premiums with respect to continued dental and vision benefits that the Consultant received immediately prior to the Start Date for a period of up to 18 months after the Start Date, or if earlier, until such time when the Consultant is no longer eligible for COBRA continuation benefits (the “COBRA Period”). To the extent that the Company determines in its sole discretion that reimbursing the Consultant for these COBRA benefits would reasonably be expected to result in adverse tax or other consequences to the Consultant or to the Company, the Company may instead pay the Consultant a cash fee in an amount equal to the Consultant’s cost of COBRA premiums for dental and vision benefits during the COBRA Period.
6.Option Award. For purposes of the Consultant’s existing stock option agreements (the “Option Agreement”) and the applicable equity incentive plan(s) under which they were granted (the “Plans”), the parties agree that the Consultant’s Termination of Status Date (or other similar term used in an applicable Option Agreement) will occur at the end of the Consulting Term; provided, however, that in consideration for the other benefits provided hereunder, the Consultant agrees that notwithstanding the terms of the Option Agreement and that the Termination of Status Date (or other similar term) will not yet have occurred, as of the Start Date, he will forfeit any unvested stock options and any other unvested equity for no consideration.
7.Compliance with Law. The Consultant agrees that in rendering the Consulting Services, the Consultant will comply with all applicable laws, rules, regulations, and policies of the Company.
8.Governing Law; Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. The Company and Consultant hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery, and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Chancery for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Chancery, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Chancery has been brought in an improper or inconvenient forum.
9.Termination.
(a)Upon termination of this Agreement by either party, the Consultant will promptly return to the Company any Company property (including, without limitation, and any and all information provided to or obtained by the Consultant in the course of or relating to the provision of the Consulting Services, irrespective of the form of such information) in the Consultant’s possession or under his control.
(b)Either Party may terminate this Agreement prior to the expiration of the Consulting Term by giving 30 days’ prior written notice to the other party.
10.Miscellaneous.

(a)Acknowledgement. The Consultant represents and warrants that the Consultant may freely enter into this Agreement and is not subject to any contract, agreement, duties, obligations, or restrictive covenant of any kind that would prevent the Consultant from fully and freely performing under this Agreement, including the Consulting Services. The Consultant further promises that should the Consultant become aware of any reason the Consultant cannot be engaged by the Company, or fully execute his obligations under this Agreement, the Consultant will immediately notify the Company of such development, in writing.
(b)Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior agreements or understandings, whether written or oral, express or implied, including, for the avoidance of doubt, any service, compensation or benefits-related agreement or arrangement between Consultant and the Company.
(c)Amendment; Waiver. Neither this Agreement nor any provision hereof may be amended, modified, or waived, except by an instrument in writing and signed by both parties. A waiver of any breach or failure to enforce any term or provision of this Agreement shall not in any way affect, limit, or waive a party’s rights hereunder at any time to enforce strict compliance thereafter with every term or provision of this Agreement.
(d)Successors and Assigns. The Consultant will not assign, transfer, or subcontract this Agreement or any of the Consultant’s obligations hereunder without the prior written consent of the Company. The Company may assign, transfer, or subcontract this Agreement or any of the Consultant’s obligations hereunder without the prior consent of the Consultant.
(e)Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail or otherwise delivered by hand, messenger or courier service addressed:
1.if to Consultant, to Consultant’s address, facsimile number or electronic mail address as shown on the signature page of this Agreement or in the Company’s records, as may be updated in accordance with the provisions hereof; or
2.if to the Company, to the attention of the Chief Legal Officer of the Company at governance@godaddy.com, or to 2155 E GoDaddy Way, Tempe, AZ 85284, or at such other current address as the Company shall have furnished to Consultant.
Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via facsimile, upon confirmation of facsimile transfer or, if sent via electronic mail, upon non-automated confirmation of delivery when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day.

(a)Severability; Modification. If any provision or clause of this Agreement is found to be invalid or unenforceable under governing law, (i) this Agreement shall be considered severable and divisible, and the remaining provisions of this Agreement shall remain in full force and effect; and (ii) an arbitrator or court of appropriate jurisdiction shall have the authority to amend or “blue pencil” such offending provision or clause so as to make it fully valid and enforceable to the maximum extent permitted under applicable law as evidenced by the parties’ intent hereunder.
(b)Captions. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof
(c)Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. This Agreement may also be executed and delivered by facsimile signature and in counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

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IN WITNESS WHEREOF, as of the first date listed above, the Company and the Consultant have duly executed this Agreement.

GODADDY INC. By:_/s/ Michele Lau________________ Name: Michele Lau Title: Chief Legal Officer

CHUCK J. ROBEL _/s/ Chuck Robel___________________

                    chuck@cjrobel.com
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